                                                                   Exhibit 10(n)



                          ALLTEL MORTGAGE INFORMATION
                                 SERVICES, INC.



                 ELECTRONIC DATA PROCESSING SERVICES AGREEMENT



ALLTEL MORTGAGE
                           ALLTEL Information Services, Inc. - Mortgage Division
                              Post Office Box 2388 - Jacksonville, Florida 32231
                                                                  (904) 359-5000

                   ALLTEL MORTGAGE INFORMATION SERVICES, INC.

                 ELECTRONIC DATA PROCESSING SERVICES AGREEMENT

                                                         Agreement No.: 183-96BP

This ELECTRONIC DATA PROCESSING SERVICES AGREEMENT ("Agreement") is entered into as of this 9th day Of May 1996 ("Effective Date") by and between ALLTEL Mortgage Information Service Inc., ("ALLTEL Mortgage"), the address of which is 601 Riverside Avenue, Jacksonville, Florida 32204, and United Home Lending Services, Inc. ("Client"), the address of which is 227 Capital Street, Charleston, West Virginia 25321.

ALLTEL Mortgage and Client hereby agree as follows:

1. DEFINITION OF PROCESSING SERVICES
   ---------------------------------

   1.1 The Software Systems ("Software or System") referred to by this Agreement are a series of computer programs employed by ALLTEL Mortgage to perform electronic data processing ("EDP") services for its clients. ALLTEL Mortgage's Documentation User Manuals ("Documentation") for the Software are incorporated herein by reference as a definition of the functions of the Software.

   1.2 ALLTEL Mortgage, using the Software, its EDP equipment and EDP skills, will perform EDP services for Client. This Agreement includes the Addenda and Schedules (specifically identified by an "X" below), which are attached hereto and incorporated herein by reference:

                                                                                        Pages
   x     Addendum I        - CPI Mortgage Servicing Package with On-line Services        1-2
   x     Addendum I        - Schedule A - System Availability Times                      1-1
   x     Addendum I        - Schedule I - Estimated One Time Costs                       1-1
   x     Addendum II       - ALLTEL Mortgage Optional Processing and Support Services    1-6
         Addendum III      - CPI Residential Loan Inventory Control                      1-2
         Addendum III      - Schedule I - Estimated One Time Costs                       1-1
         Addendum IV       - Disaster Recovery Plan                                      1-6
         Addendum V        - CPI Passport                                                1-6
         Addendum VI       - CPI Navigator                                               1-3
         Addendum VII      - CPI Training Services                                       1-5

   2. TERM
      ----

   2.1 Original Term. The original term of this Agreement shall be the period
       -------------
   beginning with the Effective Date of this Agreement through July 31, 1999 (the "Original Term"). For Agreements where the Original Term commences on a date other than January 1, the first year of the Original Term shall be deemed to be the period from the cunni of the Original Term through and including the immediately succeeding December 31.

   2.2 Extended Terms. Following the Original Term, the Agreement will
       ---------------
   automatically renew for successive one year periods, unless terminated in accordance with Paragraph 13 hereof, on the same terms and conditions (the "Extended Term"); provided however, the Basic Processing Charges for such Extended Term shall be at ALLTEL Mortgage's then published rates.

   3. INPUT/OUTPUT SERVICES
      ----------------------

   3.1 Input. Client shall perform the data entry requirements from items of
       ------
   original entry (which items remain in the possession of Client). Client shall create the input data and Client and/or Client's agent will transmit the input data required by each System, as defined in the Documentation, to ALLTEL Mortgage's computer facilities in Jacksonville via satellite or some other mutually agreed upon method of data transmission. Input data is to be received by ALLTEL Mortgage each business day, or other processing frequency as required, at a mutually agreed upon time. Client shall be responsible for verification of the data transmitted and for the release of the data to ALLTEL Mortgage for processing.

   3.2 Output. ALLTEL Mortgage will process the data using the Software and will
       -------
   have the output available to allow the Client to begin to print the output data at Client's location at a mutually agreed upon time. ALLTEL Mortgage will use its best efforts to complete the processing and transmission of Client's data on schedule provided Client has transmitted and released its input in accordance with Paragraph 3.1 of this Agreement.
                                                                               1


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   ELECTRONIC DATA PROCESSING SERVICES AGREEMENT
   ---------------------------------------------

   3.3 Rejected Transactions and System Balancing. Client shall correct and
       -------------------------------------------
   resubmit all transactions rejected by the Software and Client shall be responsible for reconciling and adjusting differences in batch control totals which result from rejected transactions and/or erroneous control totals. Client is responsible for the system balancing on a daily basis.

   3.4 Reasonable Care. Client agrees to exercise reasonable care in the use of
       ----------------
   each service. "Reasonable care" includes, but is not limited to scheduling certain reports and producing large volumes of output data only on selected days. Certain reports identified in the Documentation have been blocked in the Software System from being produced during peak cycles.

4. ON-LINE SERVICES
   ----------------

   4.1 Description and Availability of Services. ALLTEL Mortgage agrees to
       -----------------------------------------
   provide to Client on-line access to information contained in Client's mortgage master, history, and certain utility files from terminals located in Client's office(s). The Documentation lists the inquiry displays and the primary data entry menus to be provided by ALLTEL Mortgage. The on-line systems access Client's files through the CICS tele-communication facility. The data entered by Client is verified using logic tests. Errors found in the data are immediately displayed to Client for correction. These on-line services shall be available at the times specified in Addendum I Schedule A attached to this Agreement. ALLTEL Mortgage shall put forth its best efforts to maximize the availability of the on-line systems during the times specified in Schedule A; provided, however, reasonable periods of system outages shall not be construed as a default of this Agreement. Data accepted by the on-line system generates transactions which are stored on ALLTEL Mortgage's host computer. This transaction file serves as an input file for the Client's update processing run. The on-line system includes on-line or printed documentation for every screen in the System. Instructions for operating the Software and for entering transactions are included therein.

   4.2 Error Correction. ALLTEL Mortgage shall use its best efforts to minimize
       -----------------
   rejects due to program logic errors. The on-line systems also contain an on-line interrogation feature. Client realizes that ALLTEL Mortgage will have w control over conflicts affecting the same loan number within the same processing cycle or correction and resubmission of all transactions originally entered through the on-line system and rejected by the system. Client shall be responsible for reconciling and adjusting any differences in control totals which result from rejected transactions and/or erroneous totals.

5. TRANSMISSION SERVICE & TERMINAL EQUIPMENT
   -----------------------------------------

   5.1 Transmission Service. Client will pay all costs for
       ---------------------
   installation/deinstallation and for the data transmission service between Client's office and ALLTEL Mortgage's site. ALLTEL Mortgage shall specify and order the type of transmission service required and will bill Client for those transmission services in accordance with the fees set forth on Addendum E to this Agreement. In the event Client relocates its service center, Client shall be responsible for the cost of deinstalling at Client's old site and for reinstallation of such transmission service at Client's new site. Should Client desire to terminate the data transmission service, Client shall give ALLTEL Mortgage not less than ninety (90) days written notice. Client shall be responsible for any deconversion costs of such transmission service at the time of termination of such service.

   5.2 Communication Devices. The communication devices, satellite or
       ----------------------
   terrestrial, shall be specified and ordered by ALLTEL Mortgage. Such devices will be leased in ALLTEL Mortgage's name or owned by ALLTEL Mortgage. ALLTEL Mortgage, in turn, will bill Client for such devices located in Client's office(s). Should Client desire to terminate the devices, Client shall give ALLTEL Mortgage not less than ninety (90) days notice.

   5.3 Terminal and Printing Equipment. ALLTEL Mortgage will specify the type of
       --------------------------------
   terminal equipment to be used by Client. Client may use its most cost effective or efficient method for acquiring the equipment specified by ALLTEL Mortgage. ALLTEL Mortgage, as an OEM dealer, may sell or lease the terminal equipment to Client. In such case, ALLTEL Mortgage and Client will execute ALLTEL Mortgage's "Master Agreement for Hardware Purchase" or ALLTEL Mortgage's "Equipment Lease Agreement", whichever applies.

   5.4 Transmission Problems.    ALLTEL Mortgage shall use its best efforts in
       ----------------------
   isolating data transmission problems and obtaining service from the terminal hardware vendors and/or communication carriers. In situations where data transmission is rendered impossible by virtue of equipment failure at ALLTEL Mortgage's site, ALLTEL Mortgage agrees to print such data and ship to Client at the expense of ALLTEL Mortgage. In the event of inability to transmit because of the communication carrier, the cost to print and ship will be borne equally by ALLTEL Mortgage and Client. In the event of equipment failure at Client site, Client pays all printing and shipping costs.

   5.5 Shipment of Output. Client may elect to have input/output functions
       ------------------
   performed at ALLTEL Mortgage and to have the output shipped to Client by ALLTEL Mortgage. The cost of such functions including postage and/or freight incurred to ship output media to Client are billable to Client at ALLTEL Mortgage's standard rates for Optional Processing and Support Services as shown in Addendum II.
                                                                               2


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   ELECTRONIC DATA PROCESSING SERVICES AGREEMENT
   ---------------------------------------------

6.  BASIC PROCESSING CHARGES
    ------------------------

   6.1 Basic Monthly Charges. In consideration for processing its data using the
       ----------------------
   Software, Client agrees to pay a monthly charge and fee according to the schedules contained in each of the Addenda attached hereto, but in no case less than the minimum monthly charge set forth in the Schedules.

   6.2 Software Modifications. The basic processing charges are for computer
       -----------------------
   processing and for other services as described in Addendum I, Article 2. hereto. All reports described in the Documentation and processing provided by the standard Software System are available to Client as of the date of conversion. Custom or special modifications of the Software are available to Client upon specification of the nature of such modification and payment of fees to be negotiated between Client and ALLTEL Mortgage for each such modification as more specifically described in Paragraph 8 of this Agreement.

7. OPTIONAL PROCESSING AND SUPPORT SERVICES
   ----------------------------------------

   7.1 From time to time, Client may elect to use ALLTEL Mortgage's input/output functions, such as data entry, printing, microfiche, special computer usage for Easytrieve, consulting, etc. These services will be billed to Client in accordance with the Schedule of Optional Processing and Support Services as shown in Addendum II. Supplies, including rental charges for tapes and disks dedicated to the storage of Client's data, and Client's usage of ALLTEL Mortgage's electronic mail communication system known as "CIMON", will also be charged according to ALLTEL Mortgage's Optional Processing and Support Services as shown in Addendum II. ALLTEL Mortgage's Optional Processing and Support Services, as described in Addendum II, may be increased upon thirty
   (30) days written notice to Client.

8. PROGRAM MODIFICATIONS
   ---------------------

   8.1 Customized Modifications. Report contents and processing logic in the
       -------------------------
   Software may be modified from time to time. Client may initiate such modifications by defining the desired change on a System Service Request ("SSR") and submitting the SSR to ALLTEL Mortgage. ALLTEL Mortgage will review the SSR and return it to Client with a fixed price, which will include the cost of the programming definition, programming, testing, installation and documentation. If the Client wishes to proceed with the programming and installation of the modification, Client will execute the SSR, approving the fixed price indicated and return it to ALLTEL Mortgage for implementation. The CPI MSP 850 Report ("Mortgage Servicing Client Project Inventory") will identify all approved SSRs to be invoiced to Client.

   8.2 Standard Enhancements. Based on changes to government regulations, tax
       ----------------------
   laws, mortgage industry and mortgage agencies' needs, as well as to increase the efficiency of the System, ALLTEL Mortgage will issue, usually each month, standard enhancement changes which are included as part of the Basic Processing Charges described in Addendum 1, Article 2.

   8.3 New System Offerings. In addition to any products made available to
       ---------------------
   Client under Paragraphs 8. l and 8.2 of this Agreement, installation and implementation of the new systems or subsystems comprising the "CPI Renaissance" Architecture (the "Architecture") may be provided for an additional fee or under a new pricing structure and subject to additional or different terms and conditions. Such systems or subsystems will be specifically identified as part of the Architecture. Implementation of any such additional fee or pricing structure for the Architecture shall not be restricted by the Consumer Price Index adjustment provision set forth in Addendum I, Article 2 of this Agreement. ALLTEL Mortgage will present the features of the Architecture to Client and will inform Client of any fees related to their installation and implementation. Client shall be responsible for any increase in charges (if any) associated with the Architecture. Any additional services requested by Client, not offered as part of the Architecture package, will be billable to Client at ALLTEL Mortgage's then current rates for such services.


9. TAXES
   -----

   9.1 All taxes, however designated, arising from or based upon this Agreement or the payments made to ALLTEL Mortgage by Client pursuant hereto, including, but not limited to, all applicable sales, use and excise taxes, shall be paid by Client as the same become due. Client shall, upon request by ALLTEL Mortgage, pay the same either to ALLTEL Mortgage or to the appropriate taxing authority at any time during or after the termination of this Agreement. Client shall not be responsible for the payment of any state, federal, or local franchise or income taxes based upon the net income of ALLTEL Mortgage.


                                                                               3


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    ELECTRONIC DATA PROCESSING SERVICES AGREEMENT
    ---------------------------------------------

10. AUTHORIZED EMPLOYEES
    --------------------

    10.1 Client shall designate in writing to ALLTEL Mortgage within thirty (30) days of the execution of this Agreement and when requested by ALLTEL Mortgage from time to time, employees who are authorized to contact ALLTEL Mortgage support personnel, to release input data or request reports, to approve System Service Requests (SSRs) and to authorize other requests for services under this Agreement. ALLTEL Mortgage may rely on the actions and representations of such authorized employees without performing any further investigation or confirmation. Client shall be bound by all agreements both written and verbal, entered into between ALLTEL Mortgage and such authorized employees.

11. OWNERSHIP AND CONFIDENTIALITY
    -----------------------------

    11.1 Client acknowledges that the Software and all information, programs, documentation and assistance concerning it are the sob property of ALLTEL Mortgage, and that they constitute the valuable proprietary products and trade secrets of ALLTEL Mortgage embodying substantial creative efforts, ideas and expressions. Client further agrees to observe complete confidentiality regarding all aspects of the Software including, without limitation, agreeing not to disclose or otherwise permit any other person or entity access to, in any manner, the Software or any part thereof, except that such disclosure or access shall be permitted to an employee of the Client requiring such access in the course of employment. Upon termination of this Agreement, Client agrees to return the Software and all parts thereof, to destroy any copies made by Client, and to certify to ALLTEL Mortgage in writing that it has returned or destroyed all parts of the Software information. Client acknowledges that the terms and conditions of this Agreement and the related negotiations between Client and ALLTEL Mortgage with respect to this Agreement shall be treated as confidential pursuant to this Paragraph.

    11.2 ALLTEL Mortgage acknowledges that the data is the sole property of the Client, and agrees to take all such reasonable measures as may be necessary to protect the confidentiality of such. Client consents to the use by ALLTEL Mortgage of statistical data generated by the Software provided that such use shall not directly or indirectly identify Client or any specific individual.

    11.3 All data stored by ALLTEL Mortgage's system remains the property of the Client. At the request of Client, and upon payment to ALLTEL Mortgage of all monies due under the terms of this Agreement, ALLTEL Mortgage shall transfer this data to Client.

12. LIMITATION OF LIABILITY
    -----------------------

    12.1 ALLTEL MORTGAGE'S OBLIGATION IN THE EVENT OF NEGLIGENCE OR ERROR BY ALLTEL MORTGAGE IN THE PERFORMANCE OR NON-PERFORMANCE OF ITS DUTIES HEREUNDER SHALL BE LIMITED TO REPROCESSING THE DATA FOR CLIENT. CLIENT AGREES TO NOTIFY ALLTEL MORTGAGE WITHIN TWO (2) BUSINESS DAYS OR TWO (2) PROCESSING CYCLES AFTER THE RECEIPT OF ERRONEOUS DATA.

    12.2 IN NO EVENT WILL ALLTEL MORTGAGE BE LIABLE FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL OR THIRD PARTY DAMAGES OF ANY KIND INCLUDING, BUT NOT LIMITED TO LOST PROFITS, LOSS OF GOODWILL OR BUSINESS INTERRUPTION, ARISING OUT OF THIS AGREEMENT OR THE USE OF ANY EQUIPMENT, THE SOFTWARE, DOCUMENTATION OR SERVICE PROVIDED UNDER THIS AGREEMENT EVEN IF ALLTEL MORTGAGE HAS BEEN ADVISED IN ADVANCE THAT SUCH DAMAGES MAY BE INCURRED.

13. TERMINATION
    -----------

    13.1 Written Notice During Extended Term. Either party may terminate this
         ------------------------------------
    Agreement at the end of the Original Term or at the end of any Extended Term by giving the other one hundred eighty (180) days advance written notice prior to the end of the Original Term or the then current Extended Term.

    13.2 Monetary Default. In the event Client shall default in the payment of
         --------
    any sums due by it hereunder, and such default is not cured within thirty
    (30) days after written notice from ALLTEL Mortgage, then ALLTEL Mortgage may terminate this Agreement. Either party may then invoke the provisions of
    Article 21, Conflict Resolution. Amounts remaining & outstanding after such
                --------
    thirty (30) day period shall accrue interest at the highest rate allowed by law.

    13.3 Non-Monetary Default In the event ALLTEL Mortgage or Client shall
         --------------------
    materially default in the performance of any of their duties, and if such party does not remedy the default within thirty (30) days after the receipt of written notice from the other party, the non-defaulting party may terminate this Agreement. Either party may then invoke the provisions of
    Article 21, Conflict Resolution.
                -------------------
                                                                               4
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    ELECTRONIC DATA PROCESSING SERVICES AGREEMENT
    ---------------------------------------------

    13.4 Extended Force Majeure. In the event the ability of either party to
         -----------------------
    perform its obligations under this Agreement is prevented by a Force Majeure event as described in Paragraph 22.1 hereof, passage of any law or any other similar force beyond the control of that party for a period of more than thirty (30) days, then either party may terminate this Agreement upon written notice to the other party. Ln the event the affected party elects not to terminate this Agreement, Client and ALLTEL Mortgage will negotiate a proration of monthly processing charges based on the period performance was prevented.

    13.5 Bankruptcy. In the event that either party files any petition for
         -----------
    protection under any Federal or state bankruptcy acts, or if an involuntary petition in bankruptcy is filed against either party and is not discharged in thirty (30) days, or if either party commits an act of bankruptcy, or if a receiver, trustee or Marshall of either party's assets is appointed, or if there is any material default under any bank credit agreement, the other party may immediate terminate this Agreement by giving written notice of termination to that party. The non-defaulting party shall be entitled to pursue any and all remedies available to it at law or in equity.

    13.6 Breach of Confidentiality In the event of a breach of the provisions of
         -------------------------
    Article 11 hereof, the non-defaulting party may immediately terminate this Agreement and invoke the provisions of Article 21, Conflict Resolution.
                                                       --------------------

    13.7 Regulatory Notices. In the event Client is a Federally Insured Savings
         -------------------
    and Loan Association and should the Agreement terminate or if there are any material changes in the services to be performed by ALLTEL Mortgage, ALLTEL Mortgage will provide notice to the RTC/OTS District Director or to the Department of Treasury agency having jurisdiction.

    13.8 Effect of Termination. Upon termination of this Agreement, Client's
         ----------------------
    right to use the processing services contemplated hereunder shall end immediately. Client and ALLTEL Mortgage agree that, notwithstanding any certification required by this Paragraph, obligations of confidentiality herein shall, upon termination of this Agreement, continue in full force and effect and shall be binding upon Client and ALLTEL Mortgage following such termination.

14. NON-SOLICITATION OF EMPLOYEES
    -----------------------------

    14.1 Client and ALLTEL Mortgage agree that neither party will solicit the services of any employee of the other party during the Original Term or any Extended Term of this Agreement, without first obtaining the written consent of the other party. notwithstanding the foregoing, Client and ALLTEL Mortgage understand and agree that the following shall not constitute solicitation under this Article 14: (i) employment solicitations directed to the general public at large, including without limitation newspaper, radio and television advertisements, and (ho an employment solicitation directed by a party to an employee of the other party, and any related communication, the occurs after a communication regarding employment that was initiated by the employee.

15. DOCUMENTATION AND REVIEW OF INTERNAL CONTROLS OF ALLTEL MORTGAGE
    ----------------------------------------------------------------

    15.1 ALLTEL Mortgage, annually, will provide Client (and to the District Director of the OTS if applicable) at no charge with one (1) copy of the Documentation and Review of Internal Controls ("Third Party Review") prepared by its Certified Public Accountants each year. The Third Party Review is a review of ALLTEL Mortgage's internal procedures, and is not intended in any way to replace or substitute Client's internal annual review.

16. FINANCIAL INSTITUTIONS
    ----------------------

    16.1 National Banks. If Client is a national bank, or is either directly or
         --------------
    indirectly owned by a national bank or its parent holding company is a national bank, Client agrees to permit ALLTEL Mortgage to make available Client's records, data and procedures to the EDP Examiners of the Comptroller of the Currency, Administrator of National Banks, or to any supervising agency which has the authority to examine the records of Client, if so requested.

    16.2 State Banks. If Client is a state chartered, non-member Federal Reserve
         -----------
    bank, a federal member state bank or a state chartered bank, Client agrees to permit ALLTEL Mortgage to make available Client's records, data and other procedures to the Federal Deposit Insurance Corporation ("FDIC"), to the Federal Reserve System, or to the State Banking Department whichever is applicable, or to any bank supervising agency which has the authority to examine the records of Client, if so requested.

    16.3 Savings Institutions. If Client is a state or Federally Insured Savings
         ---------------------
    and Loan Association, Client agrees to permit ALLTEL Mortgage to make available Client's records, data and other procedures to the OTS or RTC and/or its examiners or to any supervising agency which has the authority to examine the records of Client, if so requested.

                                                                               5

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    ELECTRONIC DATA PROCESSING SERVICES AGREEMENT
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    16.4 Other Institutions. Client agrees to permit ALLTEL Mortgage to make
         -------------------
    available Client's records, data and other procedures to the OTS or RTC and/or its examiners and to the Federal Deposit Insurance Corporation ("FDIC") and/or its examiners, or to any supervising agency which has the authority to examine the records of Client, if so requested by any of the foregoing agencies. Further, ALLTEL Mortgage and Client agree by entering into this Agreement, that the Office of Thrift Supervision will have the authority and responsibility provided to the other regulatory agencies pursuant to the Bank Service Corporation Act, 12 U.S.C. 1867 (C) relating to services performed by contract or otherwise.

17. STORAGE OF DATA FILES
    ---------------------

    17.1 ALLTEL Mortgage will provide off-site storage for Client's data files so that they can be reconstructed in the event of loss or destruction of Client's processing files at ALLTEL Mortgage's data center. Such off-site storage will be in accordance with the guidelines set forth in ALLTEL Mortgage's Third Party Review.

18. ASSIGNMENT
    ----------

    18.1 Neither this AGREEMENT nor any rights or obligations hereunder may be assigned by either party hereto without the prior written consent of the other. Merger, consolidation or other business reorganization of either party shall not be doomed an assignment hereunder; provided that the Assignor is not an entity, or an affiliate or subsidiary of an entity, which engages or attempts to engage in the business of providing any software or services that compete with such software or services provided by the non-assigning party. The assigning party hereby agrees to provide reasonable advance notice to the other party of any assignment which does not require the consent of such other party. This Agreement shall insure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Neither the terms of this Agreement nor any performance hereunder shall be construed to create any rights in any person other than the parties to this Agreement.

19. FURTHER ASSURANCE
    -----------------

    19.1 ALLTEL Mortgage and Client agree to perform all acts and execute all supplementary instruments or documents which may be necessary to carry out the provisions of this Agreement.

20. INDEPENDENT CONTRACTOR
    ----------------------

    20.1 ALLTEL Mortgage is an independent contractor which has the solo right to supervise, manage, control and direct its performance of services. The performance of activities by either party under this Agreement shall not constitute either a joint venture or partnership of the parties. This Agreement shall not be construed to limit in any way the rights of the parties to pursue, independently and in accordance with their respective management policies, any aspects of their respective businesses and operations.

21. CONFLICT RESOLUTION
    -------------------

21.1 Informal Dispute Resolution.
     ---------------------------

     (a) ALLTEL Mortgage and Client agree to notify each other as promptly as possible of any conflicts arising out of this Agreement or in the interpretation of the provisions of this Agreement, or any dispute as to whether or not an event of default has occurred. ALLTEL Mortgage and Client further agree to attempt to resolve all such conflicts as promptly as possible and in good faith before initiating any causes of action arising out of this Agreement.

     (b) If any dispute remains unresolved for any reason after thirty (30) days following the initial request for informal dispute resolution, or such other period of time as mutually agreed to, then the parties may agree to continue informal efforts to resolve the dispute or either party may initiate a binding arbitration proceeding as contemplated by Paragraph 21.2 of this Agreement.

21.2 Binding Arbitration. ALLTEL Mortgage and Client stipulate and agree that
     --------------------
if they are unable to resolve any controversy arising under this Agreement as contemplated by Paragraph 21.1 and if such controversy is not subject to Paragraph 21.3 of this Agreement, then such controversy, and any ancillary claims not so resolved and not so subject, shall be submitted to binding arbitration at the election of either party (the "Disputing Party") pursuant to the following conditions:

     (a) Selection of Arbitrator. The Disputing Party shall notify the American
         ------------------------
     Arbitration Association ("AAA") and the other party in writing describing in reasonable detail the nature of the dispute (the "Dispute Notice"), and shall request that AAA furnish to the parties a list of five (5) possible arbitrators who shall be licensed to practice law in the United States and shall have at least five (5) years of experience in data processing matters. Each party shall have fifteen (15) days to reject two (2) of the proposed arbitrators. If one (1) individual has not been so rejected, he or she shall serve as arbitrator; if two (2) or more individuals have not been so rejected, AAA shall select the arbitrator from those individuals.

                                                                               6

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   ELECTRONIC DATA PROCESSING SERVICES AGREEMENT
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   (b) Conduct of Arbitration. Arbitration will be conducted by the arbitrator
       -----------------------
   selected pursuant to subparagraph 21.2(a) with respect to the dispute described in the Dispute Notice and any other disputes related to this Agreement between the parties to this Agreement (i) pending at the inception of such arbitration and not otherwise being arbitrated under this Paragraph 21.2; or (ii) arising during the pendency of such arbitration in accordance with the rules of AAA, except as specifically provided otherwise in this Paragraph 21.2. The arbitrator will allow reasonable discovery in the forms permitted by the Federal Rules of Civil Procedure, to the extent consistent with the purpose of the arbitration. The arbitrator will have no power or authority, under the rules of AAA or otherwise, to amend or disregard any provision of this Paragraph 21.2. The arbitration hearing shall be limited to not more than ten (10) days, with each of Client and ALLTEL Mortgage being allocated one-half of the time for the presentation of its case. Unless otherwise agreed to by the parties, an arbitration hearing shall be conducted on consecutive business days.

   (c) Replacement of Arbitrator. Should the arbitrator refuse or be unable to
       --------------------------
   proceed with arbitration proceedings as called for by this Paragraph 21.2, such arbitrator shall be replaced by an arbitrator selected from the other four (4) arbitrators originally proposed by AAA and not rejected by the parties, if any, or if there are no remaining proposed arbitrators who have not been rejected, by repeating the process of selection described in subparagraph 21.2(a) above. If an arbitrator is replaced pursuant to this subparagraph 21.2(c), then a rehearing shall take place in accordance with the provisions of this Paragraph 21.2 and the rules of AAA.

   (d) Findings and Conclusions. The arbitrator rendering judgment upon
       ------------------------
   disputes parties to this Agreement writing as provided in this Paragraph 21.2 shall, after reaching judgement and award, prepare and distribute to the parties a describing the findings of fact and conclusions of law relevant to such judgment and award and containing an opinion setting forth the reasons for the giving or denial of any award.

   (e) Place of Arbitration Hearings. Arbitration hearings contemplated by
       ------------------------------
   subparagraph 21.2(b) shall be held in Jacksonville, Florida. If ALLTEL Mortgage and Client agree, arbitration hearings may be held in another location.

   (f) Time of the Essence. The arbitrator is instructed that time is of the
       --------------------
   essence in the arbitration proceeding, and that the arbitrator shall have the right and authority to issue monetary sanctions against either of the parties if, upon a showing of good cause, the party is unreasonably delaying the proceeding. The arbitrator shall render his or her judgment or award within fifteen (15) days following the conclusion of the arbitration proceeding. Recognizing the express desire of the parties for an expeditious means of dispute resolution, the arbitrator shall limit or allow the parties to expand the scope of discovery as may be reasonable under the circumstances.

   (g) Limitation OD Authority of Arbitrator. If the arbitrator finds that a
       --------------------------------------
   material breach of this Agreement has occurred, the arbitrator shall not have the authority to exclude the right of a party to terminate this Agreement by virtue of such material breach. The arbitrator will have no power or authority, under the rules of AAA or otherwise, to amend or disregard any provisions set forth in this Agreement and shall be limited to rendering judgement on the dispute being arbitrated pursuant to this Article 21.

21.3 Litigation

   (a) Immediate Injunctive Relief. The parties to this Agreement agree that the
       ----------------------------
   only circumstance in which disputes between them will not be subject to the provisions of Paragraphs 21.1 and 21.2 is where ((i) a party defaults under the provisions of Paragraph 13.5 of this Agreement or ii) a party makes a good faith determination that a breach of the terms of this Agreement by the adhere party is such that the damages to such party resulting therefrom will be so immediate, so large or severe and 50 incapable of adequate redress after the fact that a temporary restraining order and/or other immediate injunctive relief is the only adequate remedy for such breach. If a party making such a determination files a pleading with a court seeking such immediate injunctive relief and this pleading is challenged by the other party to this Agreement and the challenging party succeeds in such challenge, the party filing such pleading seeking immediate injunctive relief shall pay all of the costs and attorneys' fees of the party successfully challenging such pleading.

 21.4 Costs and Attorneys' Fees. Notwithstanding any rule of AAA to the
      --------------------------
contrary, the arbitrator rendering judgment upon disputes between the parties to this Agreement as provided in Paragraph 21.2 shall have the power to award all cost and attorneys' fees between the pa ties subject to such disputes.

21.5 Continued Performance. Except where prevented from doing so by the matter
     ----------------------
in dispute, both parties Agee to continue performing their respective obligations under this Agreement while the dispute is being resolved unless and until such obligations are terminated by the expiration or termination of this Agreement.
                                                                               7

ELECTRONIC DATA PROCESSING SERVICES AGREEMENT
---------------------------------------------

22. FORCE MAJEURE
    -------------

    22.1 ALLTEL Mortgage or Client shall not be responsible for delays and failures in performance resulting from act beyond their control. Such act shall include but not be limited to act of God, strikes, lockout , riot, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, power failures, earthquakes, or other disasters.

23. SURVIVAL OF REPRESENTATIONS AND WARRANTIES
    ------------------------------------------

    23.1 The terms, provisions, representations, warranties and covenant contained in this Agreement shall survive the delivery and acceptance of those services to be delivered hereunder, the payment of any fees or other charges hereunder, and the termination of this Agreement for any reason.

24. WAIVER
    ------

    24.1 The waiver of a breach of, or a default under, any term or condition of this Agreement shall not be construed as a continuing waiver of any such term or condition, nor shall a waiver of a breach of, or a default under, any term or condition be construed as a waiver of any breach or default under any other term or condition, or in any manner affect any other term or condition hereof.

25. ARTICLE HEADINGS
    ----------------

    25.1 The article and other headings of this Agreement are inserted for convenience only and in no way define, limit, or describe the scope or intent of this Agreement, nor affect its terms or provisions.

26. SEVERABILITY OF PROVISIONS
    --------------------------

    26.1 The provisions of this Agreement are severable, and if any provision is hereafter declared invalid or unenforceable by any court of competent jurisdiction, such determination shall not affect the validity of any other provision hereof.

27. NOTICES
    -------

    27.1 Whenever the giving of a written notice by ALLTEL Mortgage or Client is required by this Agreement, such notice shall be given personally or sent by certified mail or overnight courier, postage prepaid, addressed to the other party in care of a designated officer and at the address listed in the preamble of this Agreement or at such other address as may be specified by ALLTEL Mortgage or Client in advance in writing to the other, and shall be deemed to have been given on the date of receipt by the other.

28. SECURITY
    --------

    28.1 The System provides Client with built-in security through initial access and through submenus. Client is responsible for the initial setup of security levels and security codes as well as for the ongoing maintenance of security codes and security levels within the System. Client agrees at the time this Agreement is executed to identify in writing to ALLTEL Mortgage the person who is responsible for the initiation and maintenance of the security controls within the System.

29. BILLINGS
    --------

    29.1 ALLTEL Mortgage shall render invoices for services monthly. Invoices for special charges incurred during the month will be rendered as of the last day of that month. Invoices are due and payable by Client upon receipt.

30. WARRANTIES
    ----------

    30.1 ALLTEL Mortgage represents and warrants that the mortgage loan processing performed by the System conforms to the specifications set forth in the Documentation. ALLTEL Mortgage further represents and warrants that the System was developed by ALLTEL Mortgage for its own use, and that ALLTEL Mortgage has all the necessary right to use such System to provide mortgage loan servicing for Client under the terms of this Agreement. THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

                                                                               8

ELECTRONIC DATA PROCESSING SERVICES AGREEMENT
---------------------------------------------

31. ATTORNEYS' FEES
    ---------------

    31.1 In the event of any litigation between the parties to enforce the provisions of this Agreement, the prevailing party shall be entitled to reimbursement of all costs of such action including but not limited to reasonable attorney's fees, whether incurred prior to or at trial or on appeal.

32. DISASTER RECOVERY
    -----------------

    32.1 ALLTEL Mortgage will provide disaster recovery services for its batch and on-line processing obligations to Client at a dedicated facility which is equipped to handle ALLTEL Mortgage's data center processing in the event disaster recovery is needed. Provided that Client is utilizing the ALLTEL Mortgage telecommunication network, ALLTEL Mortgage agrees to provide data communication access to the disaster recovery facility, including the necessary communication devices (multiplexors, moderns, channel extenders, dc.) to facilitate such communication; otherwise, Client shall be responsible for providing, and paying for, the necessary communication lines and devices. Throughout the term of this Agreement, ALLTEL Mortgage will maintain in effect contracts and/or arrangements for disaster recovery which are substantially equivalent to those which are currently in effect.

    32.2 Client acknowledges that disaster recovery arrangements are designed to deal with circumstances which are expected to cause a substantial portion of the capabilities at the ALLTEL Mortgage Data Center to be unavailable for a period exceeding seventy-two (72) hours. Should such an event or situation occur, ALLTEL Mortgage shall execute the Disaster Recovery Plan in a time frame and manner necessary to ensure the restoration of batch and on-line processing service to Client within seventy-two (72) hours of service interruption.

    32.3 ALLTEL Mortgage will test its disaster recovery capabilities at least once per calendar year. Client is allowed to participate in the disaster recovery test when deemed appropriate by ALLTEL Mortgage.

33. PERFORMANCE AUDITS
    ------------------

    33.1 ALLTEL Mortgage will cooperate fully with Client or its auditors, internal or external, upon reasonable prior notice, for the purpose of inspecting, examining, and auditing the performance of the services to be rendered by ALLTEL Mortgage to Client hereunder (with the exception of any records, information or procedures which are of a confidential nature with a third party), provided, however, that any such inspection, examination and/or audit shall take place only during normal business hours and in a manner that will not disturb the ordinary transaction of ALLTEL Mortgage's business. ALLTEL Mortgage reserves the right to charge Client on a time and materials basis for any services required to be performed by ALLTEL Mortgage in connection therewith. Client shall put forth best efforts to limit any performance audits to a reasonable duration and to one per calendar year. Client will provide, and instruct its auditors, internal and external, to provide ALLTEL Mortgage with a copy of that portion of each written report containing contents concerning ALLTEL Mortgage or the services performed by ALLTEL Mortgage pursuant to this Agreement.

34. COMPLETE AGREEMENT AND GOVERNING LAW
    ------------------------------------

    34.1 This agreement constitutes the constitutes understanding of ALLTEL Mortgage and Client, and no other than is contained herein or in any agreement referred to herein shall be binding on either patty. No alteration, modification, or waiver of any provision hereof shall be valid unless in writing and signed by the parties hereto.

    34.2 This Agreement shall be considered s entered into in the State of Florida and shall be governed by and construed in accordance with the laws of the State of Florida Any action or proceeding in litigation based upon this Agreement or arising out of its performance shall be brought in a Federal or State court of competent Jurisdiction in Florida and no other jurisdiction.

    ALLTEL Mortgage and Client have executed this Agreement on the date set forth above.

    UNITED HOME LENDING                   ALLTEL MORTGAGE INFORMATION
    SERVICES, INC.                        SERVICES, INC.
    BY:                                   BY:
    /s/ J. Christopher Thomas 05/09/96    /s/ D. Robert Davis          05/13/96
    ----------------------------------    -------------------------------------
    SIGNATURE                     DATE    SIGNATURE                        DATE

    J. Christopher Thomas                 D. Robert Davis
    NAME                                  NAME

    Chairman & CEO                        Senior Vice President
    TITLE                                 TITLE
         "CLIENT"                            "ALLTEL Mortgage"

                                      ADDENDUM I
              CPI MORTGAGE SERVICING PACKAGE WITH ON-LINE SERVICES

                                                      To Agreement No.: 183-96BP
                                                 Original Term: 5/9/96 - 7/31/99

       1. DEFINITION OF CPI MORTGAGE SERVICING PACKAGE

   a. The CPI Mortgage Servicing Package ("CPI MSP") referred to by this Agreement is a series of computer programs developed by ALLTEL Mortgage and currently employed by ALLTEL Mortgage to perform EDP services for its clients. ALLTEL Mortgage's Documentation is incorporated herein by reference as a definition of the functions of CPI MSP. A list of the standard output reports produced by the CPI MSP is included in the Documentation.

2. BASIC PROCESSING CHARGES
   ------------------------

       a. In consideration for processing data in accordance with the CPI MSP and for Client's use of the Systems, Client shall be charged and shall pay to ALLTEL Mortgage processing charges according to the following table:

       Minimum Monthly Number of Principal  Balance Loans:               8,000
       -----------------------------------------------------             -----


                        LOANS
                        -----

                                         1996
                                     Monthly Rate
         From             To           Per Loan
           0            10,000           0.793
         10,001         20,000           0.679
         20,001         30,000           0.566
         30,001         50,000           0.533
         50,001         75,000           0.437
         75,001        100,000           0.406
        100,001        150,000           0.367
        150,001        250,000           0.335

       b. This charge is to cover regular monthly and normal year-end processing. }which have been p~paid-in-full, foreclosed, or transferred to a non-affiliated company, and are therefore inactive zero balance loans, will be billed to Client at the rate of twelve cents ($0.12) @ per loan per month until December 31st of that year (unless there is an open paid-in-full tracking record).

       c. The above fees cover total on-line transactions equal to a max mum of ten (10) transactions per principal balance loan per month. For example, if Client has a processing portfolio of 10,000 principal balance loans, the above fees cover up to 100,000 transactions per month. ALLTEL Mortgage shall have the right to bill Client and Client agrees to pay a fee as described in Addendum II, Section 3 for the number of transactions over and above the maximum number of transactions.

       d. For the fees described above, the processing service will also include the following:

          1. All documentation updates, telephone support, and enhancement videos (if applicable).

          2. All shared standard CPI MSP enhancements added to the CPI MSP Software System during the Original Term or any Extended Term of this Agreement. (Note: Custom changes requested by Client shall be paid for by Client as defined by Client's SSR (see Article 6) for such custom changes.)

          3. Up to one hundred (100) standard LetterWriter letters per each one thousand (1,000) principal balance loans per month (the "Allowable Amount"). Additional standard letters produced above the Allowable Amount and all ARM letters will be billable as described in Addendum II.

          4. The Interest Accrual Subsystem Base monthly rate. (Note: Client shall pay the installation charges for such system).

       e. The Basic Processing Charges shall remain in effect for the first year of the Original Term of this Agreement.
                                                                               1

   ADDENDUM I
   ----------

   f. Per Agreements where the Original Term's multi-year (where the "first year" is as defined in Paragraph 2.1 and which may be less than one (1) year in length), during the second and subsequent years of the Original Term, ALLTEL Mortgage reserves the tight upon thirty (30) days written notice to Client, to adjust the Basic Processing Charges and the Minimum Monthly Number of Loans. Such adjustment to the Basic Processing Charges shall not exceed the percent increase in the U.S. Department of Labor, Bureau of Labor Statistics, Consumer Price Index, U.S. City Average, for all Urban Consumers, other goods and services ('82-'84 = 100 (the "CPI-U Index") between the annual averages of the most recently published twelve (12) month period and the immediately preceding twelve (12) month period. For purposes of forecasting, documentation preparation, and advance notification requirements, the "most recently published" period shall be deemed to be the latest available published period at the time ALLTEL Mortgage begins its price adjustment process for the upcoming year.

3. CONVERSION SERVICES
   -------------------

    3.1 General. Each party Agrees to use their best efforts to convert Client's mortgage servicing portfolio by August 31, 1996.. Client agrees at the time this Agreement is executed, to identify its Project Coordinator. The Client's Project Coordinator will be responsible for the overall conversion effort, for all communications with ALLTEL Mortgage and for identifying and authorizing conversion critical programming modifications to the CPI MSP.

    3.2 Project Management and Technical Services. ALLTEL Mortgage will provide
        ------------------------------------------
    Client with specific project management and technical services during the conversion process. ALLTEL Mortgage will charge Client for such services based on the attached Schedule I. Services beyond the scope of those shown in Schedule I, will be billed at the ALLTEL Mortgage Optional Processing and Support Service Rates described in ADDENDUM II.

    3.3 Conversion Programming ALLTEL Mortgage will provide file conversion
        ----------------------
    programming to convert Client's servicing portfolio from the present method of processing the data to the CPI MSP. Client will use its best efforts to see that ALLTEL Mortgage is provided with documentation and cooperation with respect to the preconverted data. ALLTEL Mortgage will be responsible for the initial loading and balancing of the files, for performing file validation tests on the converted files and for ensuring that all of the Client's mortgage servicing computer files have been correctly converted to the formats required by the CPI MSP.

    3.4 Optional Conversion Services. ALLTEL Mortgage provides optional
        -----------------------------
    conversion services which have been identified to Client by ALLTEL Mortgage in the ALLTEL Mortgage conducted planning session. Services rendered by ALLTEL Mortgage to Client will be identified and described in ALLTEL Mortgage's System Service Request ("SSR") which acts as a "Work Order". ALLTEL Mortgage shall render Client an invoice for these services within thirty (30) days from the date of completion. The CPI MSP "850 Report" ("Mortgage Servicing Client Project Inventory") will be provided periodically to Client's Project Coordinator to identify all approved SSRs to be billed to Client. Conversion critical software modifications requested by Client must be identified, defined and a price approved by Client prior to the final conversion critical SSR due date established by ALLTEL Mortgage and Client in the published conversion schedule. ALLTEL Mortgage will provide Client's Project Coordinator with a periodic report identifying all conversion critical SSRs known to ALLTEL Mortgage. ALLTEL Mortgage will not be obligated to complete software modifications requested by Client by final conversion which are not received by ALLTEL Mortgage and approved by Client prior to the critical SSR due date in the final conversions schedule.

4. SPECIAL PRICING CONSIDERATIONS
   ------------------------------

   4.1 Basic Processing Credits. ALLTEL Mortgage shall grant to Client a credit
   -----------------------------
   equal to twenty five thousand three hundred and seventy six dollars ($25,376), such credits shall be applied against the Basic Processing Charges beginning the month immediately following conversion, as calculated against the rate table shown in Article 2, Paragraph a. of this Addendum I, until fully expended. In no event shall such credit exceed twenty five thousand three hundred and seventy six dollars ($25,376) The credit is given in exchange for a three (3) year Original Term Agreement period. In the event Client terminates the Agreement prior to the end of the Original Term for reasons other than default by ALLTEL Mortgage, Client shall reimburse the full amount of the credit to ALLTEL Mortgage.



                                                                               2

                                  ADDENDUM I
                                  SCHEDULE A
                           SYSTEM AVAILABILITY TIMES

    To Agreement No.:183 96BP

    1. ALLTEL MORTGAGE ON-LINE SYSTEMS SCHEDULED SYSTEM AVAILABILITY *

    (Note: All times are Local Client time)


    Day of Week        Start-Time         Stop-Time
    Monday                0800              2000
    Tuesday               0700              2000
    Wednesday             0700              2000
    Thursday              0700              2000
    Friday                0700              2000
    Saturday              0700              1500
    Sunday                not available

* Note: Alaska, Hawaii, or Puerto Rico Clients' hours may vary.

2. EXCEPTIONS TO NORMAL ON-LINE SYSTEMS USAGE AVAILABILITY

   a. Holiday Schedules: ALLTEL Mortgage annually publishes the dates on which ALLTEL Mortgage observes the following holidays via electronic mail (CIMON).

       1. Memorial Day
       2. Independence Day
       3. Labor Day
       4. Thanksgiving
       5. Christmas
       6. New Year's

   There will be no support or regular systems processing available from 0700 on the dates published until 0700 the following day. If Client observes additional processing holidays, Client should notify ALLTEL Mortgage Client Services in writing at least 15 days prior to the scheduled holiday.

   b. Preventative maintenance will normally be conducted on the ALLTEL Mortgage in-house equipment until 0800 each Monday morning. This schedule will automatically change to Tuesday morning when ALLTEL Mortgage is closed for a holiday on Monday. Occasionally, the systems may not be available on Saturdays when ALLTEL Mortgage is making hardware/software upgrades or change-overs. In such instances, ALLTEL Mortgage will provide notice via electronic mail (CIMON).

   c. Year-end Processing: ALLTEL Mortgage will publish a special year-end processing schedule at least 60 days prior to each year-end. Client agrees to cooperate in meeting the special year-end processing schedule.

                                  ADDENDUM II

            ALLTEL MORTGAGE OPTIONAL PROCESSING AND SUPPORT SERVICES
                                 BILLING RATES


                            (As of January 1, 1996)


                               TABLE OF CONTENTS
                               -----------------


1.     TECHNICAL SUPPORT                                         1
       a.  Project Management                                    1
       b.  Technical Installation/Integration/Support            1
       c.  Communication Equipment                               2
       d.  Teleprocessing Support Charges                        2
       e.  CPI Electronic Mail Communication System ("CIMON")    2
       f.  CPI On-Line Reporting Environment ("CORE")            2
       g.  CPI On-Line Training System                           2

2.     PERSONNEL AND RELATED                                     2

3.     COMPUTER PROCESSING                                       3

4.     MEDIA AND OTHER                                           3

5.     SPECIAL PROCESSING & SERVICES                             3

6.     DOCUMENTATION                                             5


                                                                         ALLTELL
                                                            INFORMATION SERVICES

                                                               Mortgage Division


United Home Lending Service, Inc.

                                  ADDENDUM I
                                  SCHEDULE I
                            Estimated One Time Cost
                            -----------------------

                                                            8,000 Loan
                                                            Portfolio
  Project Initiation Phase (Data Analysis)                  $  2,800

  Planning Phase
   Planning Session                                         $  1,680
   Pre-definition & Data Mapping                            $  8,400
   Data Definition                                          $  8,400

  Development Phase
   Programming (ARMS)                                       $  5,600
   Programming(MCP/Trans)                                   $  8,400
   Test review (Investor)                                   $  2,800
   Test review (All other)                                  $  5,600
   Interactive Testing                                      $ 11,200
   Investor/Remittance Header                               $  2,800

  Implementation
   Programming                                              $  5,600
   Testing                                                  $  2,800
   Final Support                                            $ 11,200

  Project Management                                        $  5,600

  Optional lP's                                             $ 10,000
   General Ledger Interface (existing format) ($5,000)
   CIF file (existing format) ($5,000)

  Hardware/Communications Installation                      $  4,500

  Training                                                  $ 11,400
                                                            --------

  Total                                                     $108,780

Optional Services: On-site functional review and testing support is $150 per hour.

Note: Out of pocket expenses for travel, lodging, meals, and any application sales tax are reimbursed based on actual expense. Freight, postage and shipping are reimbursed based on actual expenses.

                   This proposal is proprietary information.
          It is valid for ninety days and will expire on June 18, 1996

                                 ADDENDUM II

     ALLTEL MORTGAGE OPTIONAL PROCESSING AND SUPPORT SERVICES BILLING RATES

                           Effective January 1, 1996
          (These rates are subject to adjustment upon 30 days notice.)

                                                                                       Hourly Charge*
                                                                                       --------------
1.  TECHNICAL SUPPORT

    a.  Project Management                                                                   $140

        Project Management consists of: site surveys, configuration analysis, communications design,
        Client/ALLTEL Mortgage coordination, Client/ALLTEL
        Mortgage/Vendor coordination, quality assurance, disaster recovery planning, project plan development and distribution. Project Management effort is typically categorized by one of the three following levels:

        1. Project Management-Small (5 person hours or less)
           -------------------------------------------------
           (e.g.: New Product standard additions - Laser Check
           System, TeleVoice, RJE, 3270 gateway additions)

        2. Project Management-Medium (6-10 person hours)
           ---------------------------------------------
           (e.g.: Third Party - lockbox (i.e., lockbox banks),
           client technical moves, mergers dc acquisitions -
           technical components, disaster recovery consulting)

        3. Project Management-Large ((greater than)10 person hours)
           -------------------------------------------
           (e.g.: New Client conversions, Non-standard technical
           implementation - Advantis. Frame Relay)

    b.     Technical Installation/Integration/Support

           Technical Installation/Integration/Support consists of:
           hardware assembly, software loads or modifications, installation or integration, testing, technical training, Client/ALLTEL Mortgage/Vendor coordination, technical onsite or telephone installation assistance, quality assurance.

        1. Technical Support-Level One                                                    No Charge
           ---------------------------
           Productivity Product support during normal business
           hours (M-F), (ALLTEL Mortgage induced issues) for
           adds or changes such as:  signature cartridges,
           logo changes, disaster recovery testing.

        2. Technical Support-Standard                                                       $140
           --------------------------
           Onsite or telephone assisted installation or
           configuration of ALLTEL Mortgage standard product
           offerings such as: TeleVoice, Passport, Laser
           Check, Post Payoff, RJE or 3270 workstations,
           Graphical Workplace Shell, Customer Service
           Desktop, Navigator, as well as: Late or out of
           cycle system modifications (SYSMODS), disaster
           recovery testing outside of business hours but
           not during maintenance windows, and printer
           configuration support.

        3. Technical Support-Non Standard                                                   $175
           ------------------------------
           Support of non-standard, non-certified configurations
           of printers or non-ALLTEL Mortgage related problems,
           LAN operating systems, non-standard desktop
           configurations, disaster recovery testing during
           ALLTEL Mortgage maintenance windows, troubleshooting
           support, mainframe or custom VTAM/host programming,
           and network design.


*Client also reimburses ALLTEL Mortgage for reasonable travel, meals, and lodging expenses, plus shipping & handling costs of materials shipped to the Client's site (when applicable)

                                                                     ADDENDUM II



                                                                         Installation        Monthly
                                                                         Charge*             Charge
       c.  Communication Equipment
             1. Transmission Links                                       X                    X
             2. 9600 BPS Port Charge (per 9600 BPS)                      N/A                  $100
             3. Dial-Up Lockbox Port/Line Charge (per remote)            See 1.a.2            $250

       d.  Teleprocessing Support Charges
             1. Point to Point T leased Line Support (per Line)          N/A                  $200
             2. Multi-drop Branch office Support (each branch)           N/A                  $ 50
             3. RJE/3270 On-line (per Controller or Emulator)            N/A                  $ 50
             4. CPU to CPU (Bisync NJE)                                  $500                 $250
             5. NJE Cross Domain facility                                $500                 $250
             6. Cross Domain Facility                                    $1,500               $500
             7. Excess Terminal Charge (above 2.5 Sessions per 1,000     N/A                  $20/Session
                total CPI MSP and RLIC Loans)

       e.  CPI Electronic Mail Communication System ("CIMON") +          $500
             1. 2-10 Boxes                                                                    $20/Box
             2. 11-50 Boxes                                                                   $15/Box
             3. Over 50 Boxes                                                                 $10/Box

       f.  CPI On-Line Reporting Environment ("CORE"))++                 N/A                  $0.025 per
                                                                                              page stored
            1. Compressed Print Set-up (for Non-Supported Printers)      $100/hour            N/A

       g.  CPI On-Line Training System                                   $1,000               $2,000

                                                                         Unit Measure         Rate Per Unit*
                                                                         ------------         --------------
2.  PERSONNEL AND RELATED

       a.  Consulting Project Managers                                   per hour             $200.00 to $300.00
       b.  Senior Consultants                                            per hour             $175.00 to $250.00
       c.  Consultants                                                   per hour             $100.00 to $175.00
       d.  Senior Systems Programmer                                     per hour             $175.00
       e.  Hardware h Software Installation                              per hour             $140.00
       f.  Analysts, Programmers, Programmer/Analysts                    per hour             $100.00
       g.  Client Support Representative                                 per hour             $75.00
       h.  On-Site Support (License Clients)(1 day minimum)              per day              $1,500.00

 * Client also reimburses ALLTEL Mortgage for reasonable travel, meals, and lodging expenses, plus shipping & handling costs of materials shipped to the Client's site (when applicable)
 X At proposed rates for proposed configuration Subject to adjustment based ed on configuration and/or rate changes
 + Each subscribing ALLTEL Mortgage Client will be supplied with one (I) CIMON
   Communication Box at no charge

++ Available to Remote Clients only

                                                                               2

                                                                     ADDENDUM II

                                                                         Unit Measure         Rate Per Unit
                                                                         ------------         --------------
3.     COMPUTER PROCESSING
       a.  Central processing unit:*
             9021-972 System "A"                                         per minute           $372.00
             9121-742 System "J" **                                      per minute           $173.00
       b.  Formatted microfiche tape or disk output                      per 1000 lines       $0.10
       c.  Easytrieve Class C                                                                 ***
       d.  Excess CICS Transaction Fee: (Above the maximum allowable                          $0.022
           transactions per principal balance loan)

                                                                         Unit Measure         Rate Per Unit
                                                                         ------------         --------------
4.     MEDIA AND OTHER
       a.  Printing:
             Laser printing (Non-Special Forms)                            per Page             $0.03
             Impact Printing                                               per 1000 lines       $0.75
       b.  Tape rental; per reel per month, in-house backup                                     $2.00
       c.  Tape handling charge for tapes sent to clients or                                    $32.00
           third parties
       d.  Microfiche:

             (i) ORIGINALS                               (ii) COPIES

   From           To            Price          From             To         Price
   ----------------------------------          ---------------------------------
       0          500          $2.25                 0         1,000      $. 120
     501        1,000           2.00             1,001         2,000        .110
   1,001        1,500           1.50             2,001         3,000        .105
   1,501        3,000           1.35             3,001         5,000        .100
   3,001        5,000           1.25             5,001        10,000        .095
   5,001        8,000           1.10            10,001        25,000        .090
   8,001        PLUS            1.00            25,001          plus        .080

   These scaled prices are based on the total fiche produced for a billing month. For instance if two thousand (2,000) original fiche and three thousand fifty (3,050) fiche copies are generated in a given month the cost for each original fiche would be one dollar thirty five cents ($1.35) and the cost for the fiche copies would be ten cents ($0.10) per copy


5. SPECIAL PROCESSING & SERVICES                                      Base                Per Unit
                                                                      ----                --------
   a.  FHA (MIP/ANP) monthly processing via combined tape per item    $25 minimum         $0.03 per loan
   b.  CPI MSP Loan Master File Copy or Utility File Copy             $60 plus:           $0.0017 per loan
   c.  FNMA/FHLMC Laser Compare
               0-19 999 loans:                                        per S/S Number****   $150
          20,000-30 000 loans:                                        per S/S Number****   $250
                  Over 30 000:                                        per S/S Number****   $350
   d.  Chemical Bank Transfer Subsystem                               per run              $200

   * Due to periodic CPU upgrades ALLTEL Mortgage may adjust the "per minute rate" throughout the year without advance notice provided such adjustments do not materially affect the total charge to Client for such service Per minute CPU rates are based on processor speed to ensure like charges for like jobs regardless of the processor executing the job.

  ** system "J" shall be used at ALLTEL Mortgage's discretion for the purpose of system "A" overflow workload Per minute CPU rates are based on processor speed to ensure like charges for like jobs regardless of the processor executing the job

 *** The run time charge for Easytrieve is based on the rates in 3 a above A ten percent (10%) discount is given when Easytrieve is executed in Class "C" which will process a after all MSP batch processing is completed for that cycle (excludes month end unless month end is a Friday)

**** Seller/Servicer Number
                                                                               3

                                                                     ADDENDUM II

                                                                                Base                Per Unit
                                                                                ----                --------
5. SPECIAL PROCESSING & SERVICES (Continued)
   e.  Interest Accrual Subsystem                                               N/A                 N/A
         The interest accrual subsystem including the trial and final initialization of file, load and balance and coordination will be provided to Client ALLTEL Mortgage will charge Client a fee of two thousand dollars ($2,000) for the file installation; five hundred dollars ($500) for initialization cycle; and five hundred dollars ($500) for initialization run at trial
   f.  Mortgage Insurance Audit Tapes Subsystem                                 per run              $200
   g.  Tax Subsystem                                                            per run              $200
   h.  Surcharge for Tax Subsystem Programming Change                           per incident         $1,000
       Requests requiring completion in 30 days or less
       Processing Control Record (PCR) Scan                                     per run              $5,000
   j.  Reruns and Extra Cycles:*

          TOTAL LOAN COUNT LEVEL

            0 -        10,000                                                   per run              $400
       10,001 -        20,000                                                   per run              $600
       20,001 -        30,000                                                   per run              $900
       30,001 -        50,000                                                   per run              $1,300
       50,001 -        75,000                                                   per run              $1,900
       75,001 -       100,000                                                   per run              $2,400
      100,001 -       150,000                                                   per run              $3,100
      150,001 -       250,000                                                   per run              $4,400
      250,001 -       500,000                                                   per run              $7,200
      500,001 -     1,000,000                                                   per run             $12,900

   k.  Re-ODDS                                                                  per reodd           $50
   l.  Jacksonville Airport Delivery                                            per trip            $20.00
   m.  Local Delivery                                                           per trip            $10.00
   n.  Letterwriter:**                       (Standard)                         per letter          $0.15
                                             (ARMS)                             per letter          $0.25
   o.  EDI Transmission via the CPI InterChange/TM/                             TBD***              TBD***
   p.  FHA 2344                                                                 per tape            $30
   q.  Master File Verification (full)                                          each                $1,000
       Master File Verification (sample)                                        each                $500
   r.  Report Changes to Delivery Receipt                                       Time & Material
   s.  Tape Copies                                                              per tape            $50
   t.  Audit Confirmations                                                      per run             $250
   u.  Run Standalone Edit Programs vs Test Files                               per run             $150
   v.  Download Extract File                                                    $500 minimum        $0.01 per
                                                                                per month           record/day
   w.  Subsystem Special Handling                                               per job             $500
   x.  System Modification (TSR) Special Handling                               per hour            $135

  * Client shall be obligated to pay the applicable fee once the request for rerun or extra cycle is made, even in the event such rerun or extra cycle is canceled before actual commencement of processing (Minimum of $400)

 ** Client shall receive a monthly credit not to exceed the first 100 letters
    (standard or ARMS) produced per each 1,000 principal balance loans (the allowable amount) at $.15 each. All letters produced above the allowable amount shall be billed at the above rates

*** To Be Determined - Charges for non-vendor paid transmissions are being determined and will be preceded by a minimum thirty (30) day notice

                                                                     ADDENDUM II

                                                                      Initial Issue          Additional
                                                                      At No Charge           Documentation
                                                                      -------------          --------------
6.  DOCUMENTATION

    a.  CPI MORTGAGE SERVICING PACKAGE
          CPI MSP Reference Library                                       3 sets                 $780/set
            System Components Manual                                                                  $65
            System Control Manual                                                                     $65
            System Input Manual (3 volumes)                                                    $65/volume
            System Output Manual (7 volumes)                                                   $65/volume
        Systems Administrator's Guide                                     3                          $175
        CPI MSP On-Line LetterWriter Reference                            3                          $175
        CPI MSP On-Line LetterWriter User's System Admin. Guide           3                          $175
        CPI MSP MODE Reference Guide                                      3                          $175
        CPI Transaction Layout Package                                    3                          $175
        CPI MSP On-Line Inquiry Screens                                   3                          $125
        CPI MSP Master File Fields                                        1                          $200
        ARM Workstation User's Guide                                      3                          $175
        ARM Workstation Admin. Guide                                      1                          $175
        ARM Workstation Conversion Guide                                  1                          $100
        Assumptions Workstation                                           2                           $50
        Cashiering Workstation                                            3                          $175
        Corporate Advance Workstation                                     3                          $175
        Bankruptcy Workstation                                            3                          $175
        Collection workstation Admin. Guide                              1                          $175
        Collection Workstation User's Guide                               3                          $175
        Customer Service Workstation                                      3                          $175
        Escrow Analysis Workstation                                       3                          $175
        Foreclosure Workstation Admin. Guide                              1                          $175
        Foreclosure Workstation User's Guide                              3                          $175
        Foreclosure Workstation Claim Screens                             1                          $175
        Hazard Insurance Workstation                                      3                          $175
        CPI MSP Daily Balance and Control Form                            1                           $50
        Interest on Escrow                                                1                           $25
        Investor Report Request Workstation                               3                          $175
        Loan Maintenance Workstation                                      3                          $175
        MBS Pool Workstation                                              3                          $175
        Mortgage Insurance Workstation                                    3                          $175
        CPI MSP Info Tracking Workstation                                 3                          $175
        New Loan Workstation User's Guide                                 3                          $175
        New Loan Workstation Supervisor's Guide                           1                          $175
        Paid-ln-Full Tracking Workstation                                 3                          $175
        Payoff Workstation                                                3                          $175
        Property Inspection Facility User's Guide                         3                          $125
        Real Estate Tax Workstation                                       3                          $175
        REO Workstation                                                   2                          $175
        Year-End Workstation User's Guide                                 2                          $175
        Year-End Coordinator Guide                                        1                          $175
        Year-End Guide                                                    l                          $175
        Default Reporting Workstation User's Guide                        2                          $175
        FNMA Laser Header Facility User's Guide                           3                          $175
        FNMA Custodial Account Analysis User's Guide                      3                          $175
        Freddie Mac Custodial Account Analysis User's Guide               3                          $175
        CPI Group Investor Reports User's Guide                           3                          $175
        Drafting Workstation User's Guide                                 2                          $175
        Bank Account Reconciliation Workstation User's Guide              2                          $175

                                                                     ADDENDUM II

6.  DOCUMENTATION (Continued)

    b.  RESIDENTIAL LOAN INVENTORY CONTROL PACKAGE
        (RLIC)
          RLIC Reference Library
              System Components Manual                                3                              $175
              System Control Manual                                   3                              $175
              System Input Manual                                     3                              $175
              System Output Manual                                    3                              $175
            RLIC Transaction Layout Package                           3                              $175
            RLIC Buy Price History Workstation                        3                              $125
            RLIC Fallout Workstation                                  2                              $175
            RLIC Helpful Hints                                        3                               $75
            RLIC Applications through Closing User's Guide            3                              $175
            RLIC Headers User's Guide                                 3                              $175
            RLIC User Fields User's Guide                             3                              $175
            Loan Delivery Workstation                                 2                              $175
            RLIC MODE Reference Guide                                 3                              $175

    c.  RESIDENTIAL LOAN INVENTORY PRODUCTION CONTROL
          (RLPC)
            RLPC System Administrator's Guide                         1                              $175
            RLPC Reference Guide                                      1                              $175
            RLPC Interface Guide                                      1                              $100
            RLPC IQ                                                   1                              $100
            RLPC on InterChange User's Guide                          1                              $175

    d.  MICRO-COMPUTER BASED SYSTEMS
            MIDSS User's Guide (DOS or O$12 version)                  1                              $175
            MIDSS Communique/Support Reference Guide                  1                              $100
            MIDSS Risk Management Analysis System User's Guide        1                              $125
            PCDOCS User's Guide                                       1                              $175
            PCDOCS Communique/Support Reference Guide                 1                              $100

    e.  CPI INTERCHANGE
            CommManager Getting Started Guide                         1                              $175
            Connections Getting Started Guide                         1                              $175
            Mail Getting Started Guide                                1                              $175
            ProComm Getting Started Guide                             1                              $175
            File Room User's Guide                                    1                              $175

    f.  CPI INTERACT
            CPI Interact Processing Getting Started Guide             1                              $175

    g.  CPI INTERVIEW
            CPI InterView User's Guide                                1                              $175
            CPI InterView Overview                                    1                              $175

    h.  EASYTRIEVE
            Computer Associates EASYTRIEVE PLUS Reference Manual      1                               $90



6.  DOCUMENTATION (Continued)

    i.  TECHNICAL OR SYSTEMS MANUALS
        (FOR LICENSE CLIENTS ONLY)
          On-Line Systems Technical Reference Guide                   1                              $100
          CPI MSP Manual                                              1                               $75
          RLIC S&P Manual                                             1                               $75
          CPI FM Manual                                               1                               $30
          OS ODDS User's Guide                                        1                               $30
          OS ODDS System Programmer's Guide                           1                               $30
          ACS User's Guide                                            1                              $175
          ACS System Administration Guide                             1                              $175

    j.  SPECIAL INTEREST DOCUMENTATION
          CIMON User's Guide                                          1                              $100
          CIMON Coordinator's Guide                                   1                              $100
          Construction Loan Workstation                               1                              $150
          TeleVoice                                                   1                              $100
          EDI License Client                                          1                              $150
          EDI Processing Client                                       1                              $150
          EDI Vendor                                                  1                              $150
          LaserCheck System                                           1                              $125
          RFUF User's Guide                                           1                              $125
          CORE Self-Study Course                                      1                              $395
          CORE User's Guide                                           1                               $25
          RJE                                                         1                               $50
          EVALUATOR PLUS Reference Guide                              1                               $95
          EVALUATOR PLUS User's Guide                                 1                               $95
          STRATIFIER User's Guide                                     1                               $95
          TRANSLATOR User's Guide                                     1                               $95
          RMAS Implementation Guide                                   1                              $175
          RMAS Implementation (MIDSS'95)                              1                              $175
          RMAS User's Guide                                           1                              $175
          Current Year Survey (for Non-Participants)                  1                            $2,500


                                                                               7

                                      75